Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-233685, 333-212296, 333-205224, 333-192629, 333-136227, and 333-173053 on Form S-8 of our reports dated February 20, 2020, relating to the financial statements of Vonage Holdings Corp. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 20, 2020